SENIOR MANAGEMENT EMPLOYMENT AGREEMENT	CONTRATO DE TRABAJO DE ALTA DIRECCIÓN
This employment agreement (the “Agreement”) is effective from 3 April 2023 between:	El presente contrato de trabajo (el “Contrato”) se firma con efectos del día 3 de abril del 2023 entre:
(i) Gardner Denver Iberica S.L. with a domicile for purposes herein at Av. de Alemania 2-4 Edificio B. 28821 Coslada, Madrid (Spain) tax identification number B82175001 and represented by Mr. Alberto Castaño Fernandez in his capacity as Managing Director (the “Company”); and	(i) Gardner Denver Iberica S.L. con domicilio a los efectos del presente en Av. de Alemania 2-4 Edificio B. 28821 Coslada, Madrid (Spain). NIF B82175001 y representada en este acto por el Sr. Alberto Castaño Fernandez en su carácter de Managing Director (la “Compañía”); y
(ii) Mr. Enrique Miñarro Viseras, with a domicile for purposes herein at Alcobendas, Spain (the “Manager” and together with the Company, the “Parties”).	(ii) El Sr. Enrique Miñarro Viseras con domicilio especial a los efectos del presente en Alcobendas, España (el “Alto Directivo” y junto con la Compañía, las “Partes”).
WITNESSETH	CONSIDERANDO
WHEREAS, the Company desires to employ the Manager and the Manager has indicated a willingness to serve as Senior Vice President & General Manager, Global Precision and Science Technologies.	QUE la Compañía desea contratar al Alto Directivo y el Alto Directivo ha manifestado su voluntad de prestar servicios como Vicepresidente Senior y Director General de Precisión Global y Ciencias de las Tecnologías.
THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:	POR LO TANTO, sobre la base de las premisas anteriores, y en consideración de los mutuos convenios y acuerdos aquí contenidos, las Partes por la presente acuerdan los siguientes términos y condiciones:
1. Definitions:	1 Definiciones:
In this Agreement, the following terms have the following meanings, which shall be equally applicable to both the singular and plural forms.	En este Contrato, los siguientes términos tienen el significado que se detalla a continuación, el cual será igualmente aplicable tanto a la forma singular como plural:
“Confidential Information” means any information including but not limited to, the business affairs, prospective business, trade secrets, products, services, technology, customers, market opportunities, Intellectual Property or finances of the Company, any Group Company or relevant third party (for example the Company's customers or suppliers or any Group Company), including without limitation price lists, lists of customers and suppliers, any of which come into the Manager's possession by virtue of the Manager's employment, and which may have value by not being generally known to the public or third parties;

“Información Confidencial” significa cualquier información, incluyendo sin limitación, los asuntos de negocios, las perspectivas de negocios, secretos comerciales, productos, servicios, tecnología, clientes, oportunidades de negocios, Propiedad Intelectual o finanzas de la Compañía, cualquier sociedad del Grupo de Empresas o tercero relevante (por ejemplo, clientes o proveedores de la Compañía o de cualquier sociedad del Grupo de Empresas), incluyendo sin limitación, listas de precios, listas de clientes y proveedores, respecto de los cuales el Alto Directivo tome conocimiento o que el Alto Directivo posea en virtud de su empleo, y que puedan resultar valiosos por no ser de conocimiento público o de terceros;

“Group Company” or "Group” is any firm, company, corporation or other business entity, excluding the Company itself, which is directly or indirectly controlled by the Company, which directly or indirectly controls the Company, or which is directly or indirectly controlled by Ingersoll Rand Inc., Gardner Denver Inc. or Gardner Denver Holdings, Inc., or each of their respective subsidiaries or holding companies;

“Grupo de Empresas” o “Grupo” es cualquier firma, sociedad, compañía, corporación o cualquier otra entidad de negocios, con exclusión de la Compañía, que sea controlada directa o indirectamente por la Compañía, que controle directa o indirectamente a la Compañía, o que sea directa o indirectamente controlada por Ingersoll Rand Inc., Gardner Denver Inc. o Gardner Denver Holdings, Inc., o cualquiera de sus respectivas subsidiarias o sociedades controlantes;

“Intellectual Property” means copyrights, patents, utility models, trademarks, service marks, design rights (whether registered or unregistered), database rights, semiconductor topography rights, proprietary information rights (including know how and rights in data) and all other similar proprietary rights and applications for such rights as may exist anywhere in the world including without limitation the Ingersoll Rand Execution Excellence system and all of the processes and tools related thereto;

“Propiedad Intelectual” significa derechos de autor, patentes, modelos de utilidad, marcas registradas, marcas de servicio, derechos de diseño (se encuentres registrados o no), derechos de base de datos, derechos de topografía de semiconductores, derechos de propietario de información (incluyendo la experiencia, los conocimientos y los derechos en materia de datos), y todo otro derecho de propiedad y aplicaciones similares para tales derechos que puedan existir en el mundo; incluido, pero no limitado, el sistema de Excelencia en la Ejecución de Ingersoll Rand y todos los procesos y herramientas relacionados con el mismo;

“Person” means any individual, corporation, partnership, joint venture, association, jointstock company, limited liability company, trust, unincorporated organization, Governmental Authority or other entity;

“Persona” significa cualquier individuo, corporación, sociedad, unión de empresas, asociación, sociedad anónima, sociedad de responsabilidad limitada, fideicomiso, sociedad u organización de hecho, Autoridad Gubernamental u otra entidad;

“Prospective Customer” means any person, firm, company or other organisation with whom the Company or any Group Company has had material negotiations or discussions regarding the possible supply of goods or services by the Company or any Group Company and with whom the Manager had material dealings or for whom the Manager (whether on his own or as part of a wider team) worked on a quote for the possible supply of goods or services by the Company or any Group Company, during the Manager's employment in the 12 months immediately before the Termination Date;

“Cliente potencial” significa cualquier persona, empresa, compañía u otra organización con la que la Compañía o Grupo de Empresas haya mantenido negociaciones o conversaciones relevantes en relación con el posible suministro de bienes o servicios por parte de la Compañía o cualquier Compañía del Grupo de Empresas y con la que el Alto Directivo haya tenido tratos relevantes o para la que el Alto Directivo (ya sea por su cuenta o como parte de un equipo más amplio) haya trabajado en un presupuesto para el posible suministro de bienes o servicios por parte de la Compañía o cualquier Compañía del Grupo de Empresas, durante la vigencia del contrato del Alto Directivo en los 12 meses inmediatamente anteriores a la Fecha de Finalización;

“Restricted Business” means the business or those parts of the business of the Company or any Group Company with which the Manager was materially involved during his employment in the 12 months immediately before the Termination Date;

“Negocio Restringido” significa el negocio o aquellas partes del negocio de la Sociedad o de cualquier Compañía del Grupo de Empresas con las que el Alto Directivo estuvo materialmente involucrado durante su empleo en los 12 meses inmediatamente anteriores a la Fecha de Terminación;

“Restricted Customer” means any person, firm, company or other organisation, who was an existing customer of, or in the habit of dealing with, the Company or any Group Company as at the Termination Date, with whom the Manager had material dealings during his employment in the 12 months immediately before the Termination Date;

“Cliente restringido” significa cualquier persona, empresa, compañía u otra organización que fuera cliente existente de la Compañía o cualquier Compañía del Grupo de Empresas, o que tuviera la costumbre de tratar con ellas, en la Fecha de Finalización, con la que el Alto Directivo tuviera tratos importantes durante su empleo en los 12 meses inmediatamente anteriores a la Fecha de Finalización;

“Restricted Employee” means any person who has been employed or engaged by the Company or any Group Company, who holds (i) any role at band 7 or above; or (ii) an engineering, service or sales role at band 4 or above, and with whom the Manager had material dealings or for whom the Manager was directly responsible during his employment in the 12 months immediately before the Termination Date;

“Empleado restringido” significa cualquier persona que haya sido empleada o contratada por la Compañía o cualquier Compañía del Grupo de Empresas, que desempeñe (i) cualquier función de banda 7 o superior; o (ii) una función de ingeniería, servicios o ventas de banda 4 o superior, y con la que el Alto Directivo haya tenido tratos materiales o de la que el Alto Directivo haya sido directamente responsable durante su empleo en los 12 meses inmediatamente anteriores a la Fecha de Terminación;

“Restricted Period” means the postemployment period of the restrictions at clause 10 (i.e. the period after the date of termination of the Manager's employment);	“Periodo Restringido” significa el periodo postempleo de las restricciones de la cláusula 10 (es decir, el periodo posterior a la fecha de terminación del contrato de trabajo del Alto Directivo);

“Restricted Territory” means the territory the Manager was employed in and any other territory within which the Company or any other Group Company conducts any Restricted Business; and
“Territorio Restringido” significa el territorio en el que estaba Alto Directivo el Alto Directivo y cualquier otro territorio en el que la Compañía o cualquier Compañía del Grupo de Empresas lleve a cabo cualquier Negocio Restringido; y

“Termination Date” means the date of termination of the Manager's employment or the start of any period of Garden Leave (as defined below) if sooner.
“Fecha de Finalización” significa la fecha de finalización de la relación laboral del Alto Directivo o el inicio de cualquier periodo de “permiso retribuido durante el periodo de preaviso” (según se define más adelante), si se produce antes.

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.	A menos que el contexto requiera lo contrario, la referencia a un género incluirá la referencia a los demás géneros.
2. Terms of Employment.	2 Términos del Contrato.
2.1. The Manager has been employed within the Group since 10 May 2016 and will continue to be employed as a managerial employee.	2.1 El Alto Directivo ha prestado servicios en el Grupo desde el 10 de mayo de 2016 y continuará prestando servicios como personal de alta dirección.
2.2. The Parties agree that the employment relationship will be governed by the Royal Decree 1382/1985, regulating senior manager employment relationships and the will of the Parties contained herein.	2.2 Las Partes acuerdan que la relación laboral se regirá por las disposiciones del Real Decreto 1382/1985 de Alta Dirección y la voluntad de las Partes manifestada en el presente Contrato.
2.3. Subject to the terms of this Agreement the Company hereby engages the Manager to hold the position of Senior Vice President & General Manager, Global Precision and Science Technologies, with effect from 3 April 2023 and for an undetermined term thereafter.	2.3 Sujeto a los términos de este Contrato, por la presente la Compañía contrata al Alto Directivo para que este se desempeñe en la posición de Vicepresidente Senior y Director General de Precisión Global y Ciencias de las Tecnologías, con efectos desde el 3 de abril de 2023 y por tiempo indeterminado desde dicha fecha.
2.4. The Manager shall perform all actions reasonably required in order to carry out the tasks and duties involved in the holding of such position and the lawful instructions imparted thereto by the Persons so designated as functionally superior to the Manager by the Company. The Manager shall faithfully serve the Company and shall, in all respects, conform to and comply with lawful and reasonable directions and instructions and shall use his best efforts to promote and serve the Company's best interests.	2.4 El Alto Directivo deberá desempeñar todas las tareas razonablemente requeridas para llevar a cabo las tareas y deberes implicados por la posición que ocupa y las instrucciones legales que les sean impartidas por las Personas designadas por la Compañía como superiores del Alto Directivo. El Alto Directivo deberá servir fielmente a la Compañía y deberá, bajo cualquier circunstancia, atenerse a y cumplir con las direcciones e instrucciones legales y razonables, y deberá llevar a cabo sus mejores esfuerzos para promover y servir los mejores intereses de la Compañía.
2.5. The Manager shall provide services to the Company pursuant to this Agreement on an exclusive basis and shall not provide, during the term of the employment relationship created hereunder, any remunerated services to any other Person whether as employee, Director, independent consultant or contractor, or in any other capacity. Any material breach of this exclusivity obligation shall constitute grounds of for cause termination by the Company of the Manager’s employment hereunder.
          The Manager shall be entitled, however, to acquire and to hold up to 5% of the voting and profit distribution rights of listed companies.
2.5 El Alto Directivo proveerá sus servicios a la Compañía de conformidad con este Contrato en forma exclusiva, y no proporcionará, durante la extensión de la relación laboral aquí acordada, ningún servicio remunerado a ninguna otra Persona, ya sea como empleado, Director, consultor independiente o contratista, o bajo cualquier otra capacidad. Cualquier incumplimiento a esta obligación de exclusividad constituirá causa suficiente para causar la rescisión por la Compañía del Contrato.
          El Alto Directivo podrá adquirir y mantener un máximo de 5% de los derechos de voto y reparto de dividendos de otras sociedades cotizadas.

2.6. The Manager shall provide his services primarily from his home address or at the Company's offices located in Madrid or as directed by the Company or at any other place to which such offices are re-located from time to time to the extent permitted by the law. Notwithstanding such primary place of employment, the Manager agrees and acknowledges that the provision of his services hereunder shall require travelling within Spain or international travel, as may be reasonably required from time to time.	2.6 El Alto Directivo proveerá sus servicios primordialmente desde su hogar o en las oficinas de la Compañía ubicadas en la Madrid o en cualquier otro lugar donde a dichas oficinas sean eventualmente trasladadas, en la medida que la ley lo permita. Sin perjuicio del lugar principal de trabajo, el Alto Directivo acepta y reconoce que la provisión de sus servicios aquí acordados requerirá viajar dentro de España o viajar internacionalmente, según fuere razonablemente requerido de tiempo en tiempo.
2.7. Employment hereunder shall be full time with a forty (40) hour work week, and the services of the Manager hereunder shall be provided in the Company's regular office hours from Monday to Friday from 09:00 – 17:00.	2.7 El empleo aquí acordado será a tiempo completo con una semana de trabajo de cuarenta (40) horas, y los servicios del Alto Directivo aquí acordados se proporcionarán en el horario regular de oficina de la Compañía de lunes a viernes de 09:00 -1700.
2.8. If required by business needs the Manager may also be required to work overtime and extra time and work on Saturdays, Sundays and public holidays as may be reasonably necessary for the proper performance of his duties, within the legally permissible limits provided by Spanish regulations. The Parties agree that the position and functions of the Manager require flexibility and full availability and that such flexibility has already been considered when calculating the global remuneration in this Agreement.	2.8 En caso de requerirse por necesidades empresariales el Alto Directivo deberá trabajar horas extras y tiempo extra y trabajar en sábados, domingos y festivos que sean razonablemente necesarios para el correcto desempeño de sus funciones, dentro los límites legales permisibles, de conformidad con la normativa española en vigor al efecto. Las Partes acuerdan que la posición y funciones del Alto Directivo requieren flexibilidad y plena disponibilidad y que dicha flexibilidad ya ha sido tomada en consideración en el cálculo de la remuneración global en el presente Contrato
3. Compensation and Benefits.	3 Retribución.
3.1. In consideration for the performance of the Manager’s services and duties described hereunder, the Company shall pay to the Manager an annual gross salary of, with effect from 3 April 2023, USD 540,000 (the “Salary”) payable in twelve monthly instalments. The Manager shall not be entitled to any other remuneration by reason of holding any Office (as defined below at clause 4.1(xiii)) in the Company or any Group Company except as stated in this Agreement. Each monthly instalment of the Salary shall be converted and paid into the Manager's nominated euro account using the 5-year average conversion rate from USD to EUR published by S&P Capital IQ at the time of each payroll processing date.
          The Company shall deduct and withhold any amounts due by the Manager on account of employee social security contributions and income tax on the Salary as required by law from time to time.
3.1 En consideración por el desempeño de las tareas y servicios del Alto Directivo descritos en la presente, la Compañía abonará al Alto Directivo un salario anual de USD 540,000 (el “Salario”), pagadero en 12 pagos mensuales, y con efectos desde el 3 de abril de 2023. El Alto Directivo no tendrá derecho a ninguna otra remuneración por el hecho de ocupar un Cargo (según se define más adelante en la cláusula 4.1(xiii)) en la Compañía o cualquier Compañía del Grupo de Empresas, salvo lo estipulado en el presente contrato. Cada pago mensual del Salario se convertirá e ingresará en la cuenta designada por el Alto Directivo en euros, utilizando el tipo de conversión promedio de los 5 años anteriores de dólar estadounidense a euro publicado por S&P Capital IQ en el momento de cada fecha de procesamiento de la nómina.
           La Compañía deducirá y retendrá cualquier monto adeudado por el Alto Directivo con base en las contribuciones a la seguridad social a cuenta del trabajador y el impuesto sobre la renta de las personas físicas según lo requiera la ley vigente en cada momento.

3.2. The Manager shall verify any salary invoices and payments without delay as well as report and refund any overpayments. The Manager shall not be entitled to raise the objection of the loss of enrichment, if he recognized or should have recognized the overpayment or if the overpayment is due to circumstances which the Manager is responsible for.	3.2 El Alto Directivo deberá verificar cualquier tipo de recibo de salarios y pagos sin demora y compensar y devolver cualquier exceso de pago. El Alto Directivo no podrá argumentar lucro cesante si reconoció o deber haber reconocido el exceso de pago o si dicho exceso se produce por circunstancias atribuibles al propio Alto Directivo.
3.3. The Manager may incur reasonable and duly documented expenses in performing his activities hereunder, including travel, lodging and similar expenses in accordance with the Company's expense reimbursement policy (as amended from time to time). The Company shall reimburse the Manager for all such proper expenses upon presentation thereby of itemized accounts of such expenditures duly evidenced in accordance with the Company's financial and reimbursement policies and provided that such expenses are previously approved.	3.3 El Alto Directivo podrá incurrir en gastos razonables y debidamente documentados en razón del desempeño de las actividades aquí acordadas, incluyendo gastos por viajes, alojamiento y otros gastos similares de acuerdo con la política de reembolso de gastos de la Compañía (conforme fuera modificada de tiempo en tiempo). La Compañía deberá reembolsar al Alto Directivo por todos los gastos correspondientes, bajo presentación de cuentas que detallen dichos gastos debidamente evidenciados de acuerdo con la política financiera y de reembolso de la Compañía y siempre y cuando dichos gastos hayan sido previamente aprobados.
3.4. Save as otherwise agreed between the Parties, provided that the Manager holds a valid driving license in Spain, the Company shall provide the Manager with a car of such make, model and value as is determined by reference to the Ingersoll Rand European Corporate Fleet and Safety Policy as in place and amended from time to time for the Manager’s sole business and private use. The Company may revoke the right for the Manager to use the company car for private purposes, including if notice of termination of employment has been given by either party.	3.4 Salvo que se acuerde otra cosa entre las Partes, y sujeto a que el Alto Directivo tenga una licencia para conducir válidamente en España, la Compañía pondrá a disposición del Alto Directivo un coche de la marca, modelo y valor que se determine por referencia a la Política Europea de Flota Corporativa y Seguridad de Ingersoll Rand en vigor y modificada en cada momento para el uso exclusivo profesional y privado del Alto Directivo. La Compañía podrá revocar el derecho del Alto Directivo a utilizar el coche de empresa para fines privados, incluso si cualquiera de las partes ha notificado la rescisión del contrato de trabajo.
3.5. The Manager shall immediately inform the Company if he is disqualified from driving or is convicted of a driving offence, in which case the Company shall be entitled to reclaim the car under clause 3.4.	3.5 El Alto Directivo deberá informar a la Compañía en forma inmediata si en cualquier momento durante la vigencia de su relación de empleo fuese inhabilitado a conducir o su licencia de conducir venciera o fuera revocada, en cuyo caso no tendrá derecho a percibir las compensaciones previstas en las secciones 3.4.
3.6. The Manager may be eligible to join other benefits arrangements, as operated by the Company and notified to him from time to time, subject always to the rules applicable to such arrangements.	3.6 El Alto Directivo podrá ser elegible para otros beneficios que la Compañía resuelva otorgar, tal como fueran definidos por la Compañía de tiempo en tiempo y sujeto a las reglas determinadas por ella.
4. Manager’s duties.	4 Deberes del Alto Directivo.
4.1. During the term of the employment relationship the Manager agrees and covenants to:	4.1 Durante la extensión de la relación laboral aquí acordada, el Alto Directivo acepta y conviene lo siguiente:
(i) carry out the role of Senior Vice President & General Manager, Global Precision and Science Technologies and hold offices in the Company or any Group Company as required, and perform such associated duties as the Company may from time to time properly assign to the Manager in connection with the business of the Company or any Group Company;	(i) llevar a cabo la tarea de Vicepresidente Senior y Director General de Precisión Global y Ciencias de las Tecnologías y desempeñar los deberes asociados a dicha tarea que le sean debidamente asignados al Alto Directivo por la Compañía de tiempo en tiempo, de conformidad con los negocios de la Compañía o del Grupo de Empresas;

(ii) comply with his fiduciary duties and at all times and in all respects conform to and comply with all the proper and reasonable directions, regulations and rules of the Company from time to time in force;	(ii) en todo momento y en todos los aspectos, atenerse a y cumplir con todas las direcciones, regulaciones y reglas apropiadas y razonables de la Compañía que se encuentres vigentes de tiempo en tiempo;
(iii) use his best endeavours to promote and protect the Company's and any Group Company’s interests;	(iii) comprometer su mejores esfuerzos para promover y proteger los intereses de la Compañía o del Grupo de Empresas;
(iv) report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any Group Company to his superiors or their superiors should his superiors have committed or proposed to commit the relevant wrongdoing immediately on becoming aware of it;	(iv) reportar su propia mala conducta, o cualquier mala conducta o propuesta de mala conducta de cualquier otro empleado o director de la Compañía o del Grupo de Empresas a sus superiores o a los superiores de estos, si sus superiores hubieran cometido o se propusieran cometer actos de mala conducta, inmediatamente después de haber tomado conocimiento de ello;
(v) consent to the transfer of his employment under this Agreement to a Group Company at any time during his employment, provided that his tenure and benefits are maintained as required by applicable law;	(v) consentir la transferencia de su trabajo bajo este Contrato al Grupo de Empresas en cualquier tiempo durante su trabajo, siempre y cuando su ocupación y beneficios se mantengan de conformidad con lo requerido por la ley aplicable;
(vi) act legally, in good faith and in full compliance with any IT Policy in place from time to time as notified to him when using computers, computer software and information/data held on computer systems owned, licensed or managed by the Company or any Group Company;	(vi) actuar de conformidad con la normativa aplicable, de buena fe y en total conformidad con cualquier Política IT que exista de tiempo en tiempo y que se le haya notificado cuando utilice computadoras, software de computación e información/datos almacenados en sistemas informáticos de propiedad, licencia o gestión de la Compañía o del Grupo de Empresas;
(vii) consent to the Company monitoring and recording any use that he makes of the Company's electronic communications systems for the purpose of ensuring that the Company's rules are being complied with and for legitimate business purposes;	(vii) consentir con la Compañía el monitoreo y grabación de cualquier uso que haga de los sistemas de comunicación electrónica de la Compañía con el propósito de asegurar que las reglas de la Compañía estén siendo cumplidas con y para propósitos de negocios legítimos;
(viii) not use for personal purposes any office machines, equipment or other Company property, unless approved in advance by the Company;	(viii) no usar para fines personales ninguna máquina de oficina, equipamiento o cualquier otra propiedad de la Compañía, a menos que ello haya sido aprobado previamente por la Compañía;
(ix) comply with the Company's policies in force from time to time, including its anticorruption and bribery policy and related procedures at all times;	(ix) cumplir en todo momento con las políticas de la Compañía vigentes de tiempo en tiempo, incluyendo su política de anticorrupción y soborno, y demás procedimientos relacionados;
(x) exercise all due diligence and loyalty and such knowledge, skill and expertise as may reasonably be expected of a person holding the position for which the Manager has been engaged;	(x) comprometer, con toda la debida diligencia y lealtad, el conocimiento, habilidades y experiencia que razonablemente puedan esperarse de una persona que ocupa la posición para la cual el Alto Directivo ha sido contratado;
(xi) report to his superiors as and when required or to such other person(s) as the Company may direct from time to time;	(xi) reportar a sus superiores cuando fuere necesario o a otra persona que la Compañía pueda indicar de tiempo en tiempo;
(xii) not to, during the term of the Manager’s employment or after its termination, knowingly or willingly do, cause, or permit anything to be done, which damages, or has the potential to damage, the Company or any Group Company's interests;	(xii) durante la extensión y luego de la terminación del trabajo del Alto Directivo, no causar o permitir, a sabiendas o deliberadamente, nada que implique un daño, o tenga el potencial de dañar, a los intereses de la Compañía o del Grupo de Empresas.

(xiii) hold such offices as a director, secretary or other office (an “Office”) in the Company or any Group Company as the Company or any Group Company may from time to time require (this clause must be read and interpreted without prejudice to the above provisions);	(xiii) ocupar los cargos de administrador, secretario u otro cargo (un "Cargo") en la Compañía o en cualquier Compañía del Grupo de Empresas que la Compañía o en cualquier Compañía del Grupo de Empresas pueda requerir en cada momento (esta cláusula deberá leerse e interpretarse sin perjuicio de las disposiciones anteriores);
(xiv) (if the Company so requests) immediately resign without claim for compensation from any Office held in the Company and any Group Company and the Manager hereby irrevocably appoints the Company to be his attorney to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the full benefit of this clause;	(xiv) (si la Compañía así lo solicita) renunciar inmediatamente y sin derecho a indemnización a cualquier Cargo que ostente en la Compañía o en cualquier Compañía del Grupo de Empresas y, por la presente, el Alto Directivo nombra irrevocablemente a la Compañía su apoderado para ejecutar y hacer cualquier instrumento o cosa y, en general, para utilizar su nombre con el fin de otorgar a la Compañía o a su representante el pleno beneficio de esta cláusula;
(xv) not do anything that would cause him to be disqualified from holding any Office;	(xv) no hacer nada que le incapacite para desempeñar cualquier Cargo;
(xvi) not (without the prior written approval of the Company or any Group Company) resign from any Office which he holds in the Company or any Group Company;	(xvi) no dimitir (sin la aprobación previa por escrito de la Compañía o en cualquier Compañía del Grupo de Empresas) de ningún Cargo que ostente en la Compañía o en cualquier Compañía del Grupo de Empresas;
(xvii) hold any Office in the Company (or any Group Company) subject to the articles of association (or equivalent) of the Company (or the relevant Group Company) as amended from time to time; and	(xvii) desempeñar cualquier cargo en la Compañía (o en cualquier Compañía del Grupo de Empresas) con sujeción a los estatutos (o equivalente) de la Compañía (o de la correspondiente Compañía del Grupo de Empresas) en su versión modificada; y
(xviii) acknowledge that the termination of any Office which he holds in the Company or any Group Company by the Company or any Group Company (including failure to be re-elected to the Office following retirement by rotation) shall not terminate his engagement with the Company which shall continue on the basis that he is an employee only.	(xviii) reconocer que el cese de cualquier Cargo que ostente en la Compañía o en cualquier Compañía del Grupo de Empresas por parte de la Compañía o en cualquier Compañía del Grupo de Empresas (incluido el hecho de no ser reelegido para el Cargo tras la jubilación por rotación) no pondrá fin a su compromiso con la Compañía, que continuará sobre la base de que es un empleado únicamente.
5. Confidential Information and Intellectual Property.	5 Información Confidencial y Propiedad Intelectual.

5.1. The Manager agrees not to, at any time either during his employment or after its termination, directly or indirectly, except in performing obligations to the Company hereunder or with the Company's prior written consent, disclose to any person, entity or other organization (other than the Company, or Group Companies) or use for his own benefit, any Confidential Information relating to the assets, liabilities, managers, goodwill, business or affairs of the Company or any of the Group Companies and known (whether or not known with the knowledge and permission of the Company or any Group Company and whether or not at any time prior to the execution date of this Agreement developed, devised, or otherwise created in whole or in part by the Manager) to the Manager by reason of his employment by the Company. The Manager further agrees that he will retain all copies and extracts of any written Confidential Information acquired or developed by him during the employment, in trust for the sole benefit of the Company, the Group Companies and their successors and assigns. The Manager further agrees that he will not, without the Company's prior written consent, remove or take from the Company's or any Group Company’s premises (or if previously removed or taken, he will, at the Company's request, promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the Company's expense, the Manager shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm the Company's or any Group Company’s rights created or contemplated by this clause.	5.1 El Alto Directivo acepta, ya sea durante el desempeño de su trabajo o bien luego de su terminación, no revelar, ni directa ni indirectamente, excepto en cumplimiento de las obligaciones con la Compañía bajo la presente o con el previo consentimiento escrito de la Compañía, a ninguna persona, entidad u otra organización (cualquier otra que la Compañía o el Grupo de Empresas), o usar en su propio beneficio, ninguna Información Confidencial relativa a los bienes, deudas, decisiones gerenciales, intenciones, negocios o asuntos de la Compañía o del Grupo de Empresas y de conocimiento (sean o no conocidos con el conocimiento y permiso de la Compañía o del Grupo de Empresas, y sean o no, en cualquier tiempo anterior a la fecha de celebración de este Contrato, desarrollados, ideados o de cualquier otra forma creados en todo o en parte por el Alto Directivo) del Alto Directivo en razón de su trabajo para la Compañía. Asimismo el Alto Directivo acepta que no retirará ni tomará (o si previamente retiró o tomó, devolverá prontamente ante el requerimiento de la Compañía) de los permisos de la Compañía o del Grupo de Empresas, sin el previo consentimiento escrito de la Compañía, ninguna Información Confidencial escrita ni ninguna copia o extracto de ella. A pedido y a costa de la Compañía, el Alto Directivo inmediatamente hará todas las declaraciones, ejecutará todos los instrumentos y documentos y desempeñará todos los actos que sean razonablemente necesarios para conferir y confirmar los derechos de la Compañía o del Grupo de Empresas creados o contemplados en este Sección.
5.2. The Manager confirms that all Confidential Information is and shall remain the exclusive property of the Company or the Group Companies. All business records, papers and documents kept or produced by the Manager relating to the Company's business shall be and remain the property of the Company or the Group Companies.	5.2 El Alto Directivo confirma que toda la Información Confidencial es y se mantendrá en exclusiva propiedad de la Compañía o del Grupo de Empresas. Todos los archivos de negocios, documentos y papeles guardados o producidos por el Alto Directivo en relación con los negocios de la Compañía son y serán de propiedad de la Compañía o del Grupo de Empresas.
5.3. The Manager shall deliver to the Company, at the termination of his employment with the Company or at any time the Company may request, all Confidential Information and all other documents, materials and things relating to the Company or businesses of the Company which he may then possess or have under his control, regardless of the location or form of such material, and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.	5.3 El Alto Directivo deberá enviar a la Compañía, al momento de la finalización de su relación laboral con la Compañía o en cualquier tiempo en que la Compañía lo requiera, toda la Información Confidencial y toda otra documentación, materiales y cosas relacionadas con la Compañía o los negocios de la Compañía que puedan estar en su posesión o bajo su control, sin importar la ubicación o la forma de dicho material, y, si fuere requerido por la Compañía, proveerá a la Compañía de una confirmación escrita respecto a que dichos materiales han sido enviados a la Compañía.

5.4. The Parties agree that Intellectual Property prepared by or worked upon by the Manager for the Company under this Agreement are the sole and exclusive property of the Company and as such the Company has exclusive title, rights (including copyright) and interest in the Intellectual Property.	5.4 Las Partes acuerdan que la Propiedad Intelectual en cuya creación, preparación, desarrollo o uso hubiere intervenido el Alto Directivo para la Compañía bajo este Contrato es de propiedad única y exclusiva de la Compañía, y que la Compañía, en tanto tal, tiene exclusivo título, derechos (incluyendo derechos de autor) e intereses sobre la Propiedad Intelectual.
6. Data Protection.	6 Protección de datos.
6.1. During the Manager’s employment the Manager shall comply with any Company data protection policy from time to time in force and with all applicable data protection obligations.	6.1 Durante la vigencia de la relación laboral el Alto Directivo deberá cumplir con las políticas en materia de Protección de Datos vigentes en cada momento y considerando todas las obligaciones en materia de protección de datos.
6.2. The Manager acknowledges that the Company or any Group Company may process Personal Data relating to the Manager for legal, personnel, administrative and management purposes described in the employee Privacy Notice which may include the processing of Special Categories of Data relating to the Manager. For the purpose of this clause, Personal Data and Special Categories of Data shall be as those terms are defined in any applicable data protection legislation.	6.2 El Alto Directivo reconoce que la Compañía o el Grupo podrá procesar Información Personal relacionada con el Alto Directivo con propósitos legales, de personal, administración y dirección, descritas en el Aviso de Privacidad del Empleado, que podrá incluir el procesamiento de Datos de Categoría Especial relacionadas con el Alto Directivo. Con el objeto de esta cláusula, los términos Datos Personales y Datos de Categoría Especial se definirán conforme la legislación de protección de datos aplicable.
6.3. The Manager further acknowledges that the Company may carry out such data processing of the Manager’s Personal Data, as mentioned in the employee Privacy Notice where it is necessary:	6.3 El Alto Directivo reconoce que la Compañía podrá llevar a cabo el procesamiento de los personales del Alto Directivo, tal y como se menciona en el Aviso de Privacidad del Empleado, cuando sea necesario, para:
(i) to comply with legal requirements; and/or	(i) para cumplir con obligaciones legales; y/o
(ii) for the performance of a contract with the Manager; and/or	(ii) para poder ejecutar un contrato celebrado con el Alto Directivo; y/o
(iii) for the purpose of legitimate interests pursued by the Company or any Group Company.	(iii) con el propósito del interés legítimo de la Compañía o del Grupo.
6.4. The Company may provide the Manager with further information in writing regarding its processing of the Manager’s Personal Data from time to time, including in the form of a Privacy Notice.	6.4 La empresa puede proporcionar más información por escrito acerca del tratamiento de los Datos Personales del Alto Directivo, incluso en la forma de un aviso de privacidad.
6.5. To the extent permitted by local law, the Company reserves the right to monitor, intercept, review and access the Manager’s telephone log, internet usage, voicemail, e-mail and other electronic communication facilities provided by the Company which the Manager may use during the Manager’s employment.	6.5 Con la extensión permitida por la ley, la Compañía se reserva el derecho de monitorizar, interceptar, revisar y acceder al teléfono del Alto Directivo, uso de internet, buzón de voz, correo electrónico y otros medios de comunicación electrónicos proporcionados por la Compañía que pueda usar durante su relación laboral.
7. Holidays.	7 Vacaciones.
7.1. The Manager will be entitled to 30 calendar days' holiday during each complete holiday year worked (or a prorata number of days in the Manager’s first and last years of employment as appropriate), in addition to the usual public holidays in Spain. Holidays will be taken at a time or times approved by the Company in advance being the holiday dates set by mutual agreement between the Parties in regard to the needs of the Company in all cases. The holiday year is the calendar year.	7.1 El Alto Directivo tendrá derecho a 30 días naturales de vacaciones durante cada año completo de vacaciones trabajado (o un número prorrateado de días en el primer y último año de empleo del Gerente según corresponda), además de los días festivos habituales en España. Las vacaciones se disfrutarán en el momento o momentos que la Compañía apruebe con antelación, siendo las fechas de vacaciones fijadas de mutuo acuerdo entre las Partes en atención a las necesidades de la Compañía en todo caso. El año de vacaciones es el año natural.

7.2. All holiday must be taken by 31 December of the relevant holiday year, after which date, without the Company’s prior approval, it will normally lapse and the Manager will not be entitled to any payment in lieu of such holiday.	7.2 Todas las vacaciones deben disfrutarse hasta el 31 de diciembre del año en curso, tras dicha fecha, sin el consentimiento previo de la Compañía, el derecho a vacaciones devengadas y no disfrutadas decaerá y el Alto Directivo no tendrá derecho a ningún pago monetario en compensación de las mismas.
7.3. There is no right to payment in lieu of accrued but untaken holiday apart from on termination of the Manager’s employment and the Manager must take holiday in the holiday year that it accrues.	7.3 No se establecerá, de manera ordinaria, ningún pago en compensación por las vacaciones devengadas y no disfrutadas, excepto en el caso de terminación del contrato de trabajo, y el Alto Directivo deberá disfrutar de las vacaciones en el año de su devengo
7.4. Pay for excess holiday taken in the year of termination must be refunded to the Company and the Manager agrees that such excess holiday may be deducted by the Company from any payment due to the Manager under this agreement, including on termination.	7.4 Se deberá abonar a la Compañía el exceso de vacaciones tomadas en el año de terminación del contrato de trabajo y el Alto Directivo acuerda que dicha compensación podrá deducirse de cualquier pago al Alto Directivo que se devengase conforme al presente acuerdo, incluyendo durante su finalización.
7.5. The Company reserves the right to require the Manager to take any accrued but unused holiday during a period of notice to terminate the Manager’s employment, whether the Manager is working his notice or placed on Garden Leave (as defined below).	7.5 La Compañía se reserva el derecho a requerir al Alto Directivo a disfrutar de las vacaciones devengadas y no disfrutadas durante el período de preaviso otorgado de manera previa a la terminación del contrato de trabajo del Alto Directivo, independientemente de que el Alto Directivo esté prestando servicios o se encuentre en situación de permiso retribuido durante el periodo de preaviso (de acuerdo con la definición proporcionada más adelante).
8. Illness or Injury.	8 Enfermedad o lesión.
8.1. The Manager must ensure that his superior is notified as soon as reasonably possible on the first day of the Manager’s absence due to his illness or injury, and the Manager should keep them informed as to the likely duration of his illness or injury on an ongoing daily (where possible) basis. The Manager will comply with the Company’s reasonable requests in respect of any period of sickness absence.	8.1 El Alto Directivo deberá asegurarse que su superior jerárquico será notificado tan pronto sea posible en el primer día de ausencia del Alto Directivo debido a enfermedad o lesión, y el Alto Directivo deberá mantener informada a la Compañía acerca de la duración prevista de su enfermedad o lesión de manera diaria (si fuese posible). El Alto Directivo cumplirá con la petición razonable de la Compañía respecto a cualquier periodo de baja por enfermedad.
8.2. The Company shall continue to pay the remuneration as determined by Spanish law. As long as the Manager fails to comply with his obligations to furnish information and proof, the Company shall have the right to refuse continued payment or remuneration.	8.2 La Compañía continuará abonando el salario conforme a lo determinado por la ley Española. En tanto en cuanto el Alto Directivo rechace el cumplir con sus obligaciones respecto a proporcionar información y prueba de la enfermedad, la Compañía podrá negarse a continuar con el pago o remuneración.
9. Termination and suspension of the employment relationship.	9 Terminación y suspensión de la relación laboral.
9.1. In case of unilateral termination, the Manager or the Company should give notice of six (6) months to the end of the calendar month.	9.1 En caso de finalización unilateral de la relación laboral, el Alto Directivo o la Compañía deberá dar seis (6) meses de preaviso hasta el final del mes natural.

9.2. Without prejudice to any other rights the Company may have at law to terminate the employment relationship, the Manager’s employment may be terminated by the Company without notice or payment in lieu of notice in the event of a serious breach by the Manager of the terms of this Agreement or in the event of any act or acts of gross misconduct. This includes, but is not limited to, circumstances where the Manager is disqualified from holding any Office in the Company or any Group Company or the Manager resigns from such Office without the prior written approval of, or as required by, the Company or any Group Company.	9.2 Sin perjuicio de otros derechos que pudiesen corresponder a la Compañía respecto a la terminación del contrato de trabajo, la relación laboral del Alto Directivo podrá finalizar sin preaviso en el caso de incumplimiento grave por parte del Alto Directivo de los términos de este Acuerdo o en el caso de la comisión de cualquier hecho o hechos que supongan una falta muy grave. Esto incluye, pero no se limita a, las circunstancias en las que el Emplado sea inhabilitado para ocupar cualquier Cargo en la Compañía o en cualquier Compañía del Grupo de Empresas o el Alto Directivo renuncie a dicho Cargo sin la aprobación previa por escrito de la Compañía o cualquier Compañía del Grupo de Empresas, o según lo exigido por éstas.
9.3. The Company may, at its sole discretion, elect to terminate the Manager’s employment immediately at any time by paying him basic salary in lieu of notice or for the balance of any period of notice not worked.	9.3 La Compañía podrá, bajo su libre criterio, finalizar la relación laboral con efectos inmediatos en cualquier momento, y pagar al Alto Directivo el salario básico por el periodo de preaviso en el que el mismo no haya prestado servicios.
9.4. The Company may suspend the Manager at any time during the Manager’s employment if it considers it reasonable to do so.	9.4 La Compañía podrá suspender al Alto Directivo en cualquier momento durante la relación laboral si lo considera razonable.
9.5. The Company may exclude the Manager from its premises during all or part of his notice period on full pay and benefits, and the Manager will comply with any conditions laid down by the Company during such period including, without limitation, a requirement for the Manager not to contact or have dealings with any customers, suppliers or other employees (“Garden Leave”). During any period of suspension or any period of Garden Leave, the Company will have no obligation to provide the Manager with any work.	9.5 La Compañía podrá prohibir al Alto Directivo acceder a las instalaciones durante parte de su periodo de preaviso con pago del total del salario y beneficios, y el Alto Directivo cumplirá con cualquier condición establecida por la Compañía durante dicho periodo, sin limitación, el requerimiento del Alto Directivo a no contactar o incurrir en negociaciones con ningún cliente, proveedor u otros empleados (“el Permiso Retribuido”). Durante cualquier periodo de suspensión o de Permiso Retribuido, la Compañía no tendrá la obligación de dar ocupación al Alto Directivo.

10. Restrictive covenants.	10 Pactos restrictivos.

10.1. The Manager acknowledges that the Company and its Group Companies has expended and shall continue to expend substantial amounts of time, money and effort to develop its business, customer and supplier relationships, goodwill and workforce stability (the “Protectable Interests”). The Manager also acknowledges that the Company and its Group Companies have a legitimate and effective business interest in protecting its or their Protectable Interests and that the Company or any Group Company would be seriously and irreparably damaged by the disclosure of Confidential Information and/or the loss or deterioration of customer relationships, goodwill and workforce stability. The Manager accepts that because of the nature of his role as well as his duties and areas of responsibility for the Company, he has direct knowledge of Confidential Information, intellectual property and trade secrets, direct or substantive access to the Company’s and Group Company's customers, suppliers and distributors as well as direct responsibility for, or material interaction with, Restricted Employees. The Manager is therefore in a position to harm significantly the Company’s or any Group Company's Protectable Interests, were he to make use of such Confidential Information, intellectual property and trade secrets and/or connections for his own purposes or for the purposes of anyone other than the Company or any Group Company. Accordingly, the Manager enters into the restrictions set out below and accepts that they go no further than is reasonably necessary to protect the Company’s or any Group Company's Protectable Interests.	10.1 El Alto Directivo reconoce que la Compañía y el Grupo de Empresas han invertido y seguirán invirtiendo cantidades sustanciales de tiempo, dinero y esfuerzo para desarrollar su negocio, sus relaciones con clientes y proveedores, su fondo de comercio y la estabilidad de su plantilla (los "Intereses Protegibles"). El Alto Directivo también reconoce que la Compañía y el Grupo de Empresas tienen un interés comercial legítimo y efectivo en proteger sus Intereses Protegibles y que la Compañía y el Grupo de Empresas se verían grave e irreparablemente perjudicadas por la divulgación de Información Confidencial y/o la pérdida o deterioro de las relaciones con los clientes, el fondo de comercio y la estabilidad de la plantilla. El Alto Directivo acepta que, debido a la naturaleza de su función, así como a sus deberes y áreas de responsabilidad para la Compañía, tiene conocimiento directo de Información Confidencial, propiedad intelectual y secretos comerciales, acceso directo o sustancial a los clientes, proveedores y distribuidores de la Compañía y el Grupo de Empresas, así como responsabilidad directa o interacción material con Empleados Restringidos. Por consiguiente, el Alto Directivo está en condiciones de perjudicar significativamente los Intereses Protegibles de la Compañía y el Grupo de Empresas, si hiciera uso de dicha Información Confidencial, propiedad intelectual y secretos comerciales y/o conexiones para sus propios fines o para fines ajenos a la Compañía y el Grupo de Empresas. En consecuencia, el Alto Directivo acepta las restricciones establecidas a continuación y acepta que no van más allá de lo razonablemente necesario para proteger los Intereses Protegibles de la Compañía y el Grupo de Empresas.
10.2. The Manager covenants with the Company (on its own behalf and as trustee and agent for each Group Company) that, without the prior written consent of the Company, he will not, either alone or jointly, in any capacity, directly or indirectly, within the Restricted Territory:	10.2 El Alto Directivo se compromete con la Compañía y el Grupo de Empresas(en su propio nombre y como fiduciario y agente de cada Compañía del Grupo de Empresas) a que, sin el consentimiento previo por escrito de la Sociedad, no actuará, ya sea solo o conjuntamente, en calidad alguna, directa o indirectamente, dentro del Territorio Restringido:
(i) during his employment or for a period of 6 months after the Termination Date, carry on or be employed, engaged, interested in or concerned in any activity or business concern which directly or indirectly competes (or intends to compete) with any Restricted Business;	(i) durante la vigencia de su contrato de trabajo o durante un periodo de 6 meses tras la Fecha de Finalización, desarrollar o estar Alto Directivo, comprometido, interesado o implicado en cualquier actividad o negocio que compita directa o indirectamente (o pretenda competir) con cualquier Negocio Restringido;
(ii) during his employment or for a period of 6 months after the Termination Date solicit or endeavour to entice away from the Company or any Group Company the business or custom of any Restricted Customer or any Prospective Customer with a view to providing goods or services which are similar to or compete with any Restricted Business;	(ii) durante su empleo o durante un periodo de 6 meses tras la Fecha de Finalización, solicitar o intentar atraer de la Compañía o de cualquier Compañía del Grupo de Empresas el negocio o la clientela de cualquier Cliente Restringido o Cliente Potencial con el fin de suministrar bienes o servicios similares o que compitan con cualquier Negocio Restringido;

(iii) during his employment or for a period of 6 months after the Termination Date, deal with any Restricted Customer or any Prospective Customer with a view to providing goods or services which are similar to or compete with any Restricted Business; and	(iii) durante la vigencia de su contrato o durante un periodo de 6 meses tras la Fecha de Finalización, tratar con cualquier Cliente Restringido o Cliente Potencial con vistas a suministrar bienes o servicios que sean similares o compitan con cualquier Negocio Restringido; y
(iv) during his employment or for a period of 6 months after the Termination Date, offer to employ or engage, actively solicit or endeavour to entice away from the Company or any Group Company any Restricted Employee.	(iv) durante la vigencia de su contrato o durante un periodo de 6 meses tras la Fecha de Finalización, ofrecer empleo o contratar, solicitar activamente o intentar atraer a cualquier Empleado Restringido de la Empresa o de cualquier Compañía del Grupo de Empresas.
10.3. The Parties agree that the Manager will be entitled to receive 100% of his monthly gross fixed remuneration for each of the 6 months of the Restricted Period, to be paid in 6 monthly installments, as consideration for the Manager's performance of the restrictions under this clause 10 (the "Compensation").	10.3 Las Partes acuerdan que el Alto Directivo tendrá derecho a percibir el 100% de su retribución mensual fija bruta por cada uno de los 6 meses del Periodo Restringido, a abonar en 6 mensualidades, como contraprestación por el cumplimiento por parte del Alto Directivo de las restricciones previstas en esta cláusula 10 (la "Compensación").
10.4. For the duration of the Restricted Period, the Manager must immediately inform the Company of:	10.4 Durante la duración del Periodo Restringido, el Alto Directivo deberá informar inmediatamente a la Compañía de:
(i) any potential new employer or intended freelance work, intended professional field of work, and place of work; and	(i) cualquier posible nuevo Alto Directivor o trabajo autónomo previsto, ámbito profesional previsto y lugar de trabajo; y
(ii) any change of residence, employer or other contractual partners for the provision of the Manager's services, his professional activities and/or place of work, and to prove such information on the Company's request.	(ii) cualquier cambio de residencia, Alto Directivor u otros socios contractuales para la prestación de los servicios del Alto Directivo, sus actividades profesionales y/o lugar de trabajo, y a probar dicha información a petición de la Sociedad.
10.5. The Company is entitled to withhold the Compensation if the Manager does not (or does not completely) fulfil his duty of disclosure in accordance with clause 10.4.	10.5 La Compañía tiene derecho a retener la Compensación si el Alto Directivo no cumple (o no cumple completamente) su deber de información de conformidad con la cláusula 10.4.
10.6. In the event of non-performance or improper performance of the restriction under clause 10.2, the Manager shall immediately repay to the Company all Compensation already paid to him by the Company and the Company will be under no obligation to pay any further Compensation if the Restricted Period has not yet expired. The Manager shall also pay the Company liquidated damages in a lump sum equal to the amount of the total remuneration received by him in the 12 months preceding the date of termination of his employment. Notwithstanding the repayment obligations within this clause, the Manager remains obliged to perform the restriction under clause 10.2.	10.6 En caso de incumplimiento o cumplimiento indebido de la restricción conforme a la cláusula 10.2, el Alto Directivo reembolsará inmediatamente a la Compañía toda la Compensación que ya le haya pagado la Compañía y ésta no estará obligada a pagar ninguna otra Compensación si aún no ha expirado el Periodo Restringido. Asimismo, el Alto Directivo pagará a la Compañía una indemnización por daños y perjuicios en una suma global igual al importe de la remuneración total percibida por él en los 12 meses anteriores a la fecha de terminación de su relación laboral. No obstante las obligaciones de reembolso dentro de esta cláusula, el Alto Directivo sigue obligado a cumplir la restricción bajo la cláusula 10.2.
10.7. Notwithstanding the above, during the time the restrictions set out in this clause are effective, the Manager may hold an investment by way of shares or other securities of not more than 3% of the total issued share capital of any company (whether or not it is listed or dealt in on a recognised stock exchange).	10.7 No obstante lo anterior, durante la vigencia de las restricciones establecidas en la presente cláusula, el Alto Directivo podrá mantener una inversión mediante acciones u otros valores no superior al 3% del total del capital social emitido de cualquier sociedad (esté o no admitida a cotización o negociada en un mercado de valores reconocido).

10.8. The Manager will not at any time after the Termination Date represent himself as connected or having any association with the Company or any Group Company in a way which has, or could have, a damaging impact to the Company or any Group Company.	10.8 El Alto Directivo no se presentará en ningún momento después de la Fecha de Terminación como vinculado o teniendo alguna asociación con la Compañía o el Grupo de Empresas de manera que tenga, o pueda tener, un impacto perjudicial para la Compañía o el Grupo de Empresas
10.9. If, during the Manager's employment or before the expiry of the last of any posttermination restrictions to which he is subject, he receives an offer to be involved in a business concern which competes or may compete with any Restricted Business, he shall give the person making the offer a copy of the post-termination restrictions contained in this clause (and those contained in any other agreement he has entered into with any Group Company) and shall tell the Company the identity of the offeror as soon as possible before accepting the offer.	10.9 Si, durante la vigencia del contrato del Alto Directivo o antes de la expiración de la última de las restricciones posteriores a la terminación a las que esté sujeto, recibe una oferta para participar en un negocio que compita o pueda competir con cualquier Negocio Restringido, entregará a la persona que realice la oferta una copia de las restricciones posteriores a la terminación contenidas en esta cláusula (y las contenidas en cualquier otro acuerdo que haya suscrito con cualquier Empresa del Grupo) y comunicará a la Empresa la identidad del oferente lo antes posible antes de aceptar la oferta.
10.10. The above restrictions are separate and independent and while they are considered reasonable by the Parties in all the circumstances it is agreed that if the restrictions would be adjudged void or ineffective for whatever reason but would be adjudged to be valid and effective if part of their wording or one or more of the restrictions were deleted, the said or remaining restriction(s) shall apply with such modifications as may be necessary to make them valid and effective.	10.10 Las restricciones anteriores son separadas e independientes y, aunque las Partes las consideran razonables en todas las circunstancias, se acuerda que si las restricciones fueran declaradas nulas o ineficaces por cualquier motivo, pero fueran consideradas válidas y eficaces si se suprimiera parte de su redacción o una o más de las restricciones, dicha restricción o restricciones restantes se aplicarán con las modificaciones que sean necesarias para que sean válidas y eficaces.
10.11. The Manager will, at the request of the Company, enter into a separate agreement with any Group Company in which he agrees to be bound by restrictions corresponding to those restrictions in this clause (or such of those restrictions as may be appropriate) in relation to that Group Company.	10.11. El Alto Directivo, a petición de la Compañía, celebrará un acuerdo independiente con cualquier Compañía del Grupo de Empresas en el que acepte quedar vinculado por las restricciones correspondientes a las restricciones de la presente cláusula (o aquellas de dichas restricciones que resulten apropiadas) en relación con dicha Compañía del Grupo de Empresas.
11. Miscellaneous.	11 Miscelánea.
11.1. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered personally or mailed by registered or certified mail to the addresses of each Party included in the heading of this Agreement or to any other address that the Parties may give written notice of during the term of the employment.	11.1 Todas las notificaciones u otras comunicaciones que sean realizadas con motivo del presente deberán serlo por escrito y deberán ser enviadas personalmente o por e-mail a través de un e-mail registrado o certificado al domicilio denunciado por las Partes en el encabezamiento de este Contrato, o a cualquier otro domicilio que las Partes se hayan notificado por escrito durante el término del trabajo.
11.2. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.	11.2 Los títulos de las secciones y subsecciones de este Contrato están insertados únicamente por conveniencia y no serán considerados como parte de dichas secciones y subsecciones, y no afectarán el significado o la interpretación de este Contrato o de cualquier término o disposición aquí contenida.

11.3. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the Parties hereto. No waiver by either of the Parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.	11.3 Cualquier renuncia, alteración, enmienda o modificación de cualquiera de los términos de este Contrato serán válidos solo si fueren hechos por escrito y firmados por las Partes. Ninguna renuncia de las Partes a sus derechos contenidos en la presente podrá considerarse como una renuncia respecto de cualquier suceso o transacción subsecuente, salvo que la renuncia establezca específicamente que deba interpretarse como una renuncia continua.
11.4. This Agreement constitutes the entire understanding between the Parties relating to the Manager’s Senior Management employment and supersedes all prior agreements, arrangements or promises in relation to it - whether oral or written - (including but not limited to employment contracts with other members of the Group), which shall be deemed to be terminated by mutual consent with immediate effect.	11.4 Este Acuerdo constituye el acuerdo complete entre las Partes en relación con el vínculo laboral del Alto Directivo y sustituye todos los acuerdos previos o compromisos en relación al mismo – ya fueran verbales o escritos – (incluyendo sin limitación a los contratos de trabajo con otras empresas del Grupo), que se considerará terminado por consentimiento mutuo con efecto inmediato.
11.5. The Company reserves the right to make reasonable changes to the terms of the Manager’s employment as may be necessary from time to time, upon notice to the Manager.	11.5 La Compañía se reserve el Derecho a hacer cambios racionales respecto a las condiciones laborales del Alto Directivo según se requiere en cada momento, con el debido preaviso al Alto Directivo.
11.6. This Agreement shall be governed by and construed in accordance with the laws of Spain and any legal action, suit or proceeding arising out of or relating to this Agreement shall be submitted to the jurisdiction of the courts which are competent on labor matters under the laws of Spain.	11.6 Este Contrato será regido e interpretado según las leyes de España, y cualquier acción legal, demanda o procedimiento iniciado por o relacionado con este Contrato será sometido a la jurisdicción de los tribunales que fueren competentes en materia laboral bajo las leyes de España.
11.7. This Agreement is executed in both English and Spanish versions for ease of the Parties. In the event of any discrepancy between the two versions, the Spanish version shall prevail.	11.7 Este Contrato se celebra en versiones en Inglés y en Español para facilitar a las Partes. En el caso de haber discrepancias entre las dos versiones, la versión en Español tendrá prevalencia.
IN WITNESS WHEREOF, the Parties have entered into this Agreement as follows:	EN FE DE LO CUAL, las Partes celebran este Contrato como sigue:
/s/ Alberto Castaño Fernandez Gardner Denver Iberica S.L. Mr.: Alberto Castaño Fernandez Date 10/4/23	/s/ Alberto Castaño Fernandez Gardner Denver Iberica S.L. Fdo.: Alberto Castaño Fernandez Fecha 10/4/23
/s/ Enrique Miñarro Viseras Mr. Enrique Miñarro Viseras Date 10/4/23	/s/ Enrique Miñarro Viseras D. Enrique Miñarro Viseras Fecha 10/4/23